                                                                 EXHIBIT 10.35

                                LOAN AGREEMENT

      THIS LOAN AGREEMENT (this "Agreement") is entered into as of this 28th day of June, 1999, by and between DEPARTMENT OF BUSINESS AND ECONOMIC DEVELOPMENT, a principal department of the State of Maryland (the
"Department"), and BIORELIANCE CORPORATION, a Delaware corporation (the "Borrower").

                                   RECITALS

      1. Pursuant to the provisions of Section 7-314 of the State Finance and Procurement Article of the Annotated Code of Maryland (the "Act"), the Economic Development Opportunities Program Fund (the "Fund") was created in order to maximize extraordinary economic development opportunities in the State of Maryland (the "State").

      2. Pursuant to the provisions of the Act, the Governor of the State, with the approval of the Joint Legislative Policy Committee of the Maryland General Assembly (the "Legislative Policy Committee"), is empowered to transfer funds by budget amendment into the expenditure account of an executive agency, which funds may be loaned by the executive agency for the purposes, and pursuant to the criteria, set forth in the Act.

      3. The Fund is not intended to substitute for funds from other State or local programs for which a project may be eligible and for which sufficient resources exist.

      4. Pursuant to the approval of the Legislative Policy Committee, the Department will make a loan to the Borrower in the principal sum not to exceed $3,000,000 (the "Loan"). The Loan is subject to the terms and conditions of this Agreement and evidenced by a promissory note of even date herewith made by the Borrower payable to the Department in the principal amount of the Loan (the "Note").

      5. The Loan proceeds will be used in connection with Project 1 (defined below), Project 2 (defined below), and Project 3 (defined below) (collectively, the "Project").

      6.    Project 1 consists of the following activities (the "Project 1"):
(a) leasing of the land consisting of 4.3051 acres known as 9920 Medical Center Drive in Rockville, Maryland from BPG Industrial Partners II. L.L.C. ("BPG") to BioReliance Manufacturing, Inc., a wholly-owned subsidiary of the Borrower and previously known as MAGENTA Corporation ("BioReliance Manufacturing") pursuant to the BioReliance Manufacturing Lease (defined below), which lease provides that BPG will construct the shell of a 58,000 square foot facility, including a 10,000 square foot mezzanine and will install other systems as well as construct the parking lot, driveways, sidewalks and


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landscaping, all of which shall be leased by BioReliance Manufacturing (the
"BioReliance Manufacturing Building"); (b) BioReliance Manufacturing's construction of tenant improvements to the BioReliance Manufacturing Building as set forth in the BioReliance Manufacturing Lease (the "BioReliance Manufacturing Improvements"); and (c) BioReliance Manufacturing's acquisition and installation of equipment into the BioReliance Manufacturing Building (the "BioReliance Manufacturing Equipment") to make it operative as a bio-manufacturing facility (all collectively, the "BioReliance Manufacturing Facility").

      7.    Project 2 consists of the following activities (the "Project 2"):
(a) leasing of approximately 50,000 square feet of a building located at 14920 Broschart Road in Rockville, Maryland, from FP Rockledge, L.L.C. ("FP") to BioReliance Testing and Development, Inc., a wholly-owned subsidiary of the Borrower and previously known as MA BioServices, Inc. ("BioReliance Testing") pursuant to the Headquarters Lease Agreement (defined below), which lease provides that FP will renovate the building and install tenant improvements for use by BioReliance Testing as a laboratory and by the Borrower for its new Headquarters (defined below) (the "Headquarters Building"); (b) the Borrower's relocation and vacating of its administrative offices and personnel from 1803 Research Boulevard in Rockville, Maryland to the Headquarters Building; (c) the Borrower's relocation of several existing labs from 15235 Shady Grove Road, Rockville, Maryland to the Headquarters Facility; (d) the Borrower's relocation of the operations of 9620 Medical Center Drive to the Headquarters Facility and 9630 Medical Center Drive, Rockville, Maryland (the "Medical Drive Existing Facility"); and (e) the Borrower's acquisition and installation of equipment into the Headquarters Building (the "Headquarters Equipment"), the Headquarters Building and Headquarters Equipment collectively, the "Headquarters Facility".

      8.    Project 3 consists of the following activities (the "Project
3"): (a) leasing of a portion of 2 parcels of land located at 9900 Blackwell Road in Rockville, Maryland, consisting of approximately 7.5 acres, from the County to the Borrower pursuant to the Blackwell Facility Lease (defined below), on which land the Borrower constructed a research and development facility (the "Blackwell Facility"); (b) the Borrower's renovation of the Blackwell Facility to accommodate expansion of the Borrower's business of bio-testing; and (c) the Borrower's purchase and installation of equipment into the Blackwell Facility.

      NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the full and absolute payment and performance of each of the Obligations, the parties agree as follows:

                                  ARTICLE I
                                 DEFINITIONS


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      All accounting terms not specifically defined herein shall have the meanings determined by generally accepted accounting principles, consistently applied. All terms previously defined in this Agreement are incorporated herein by reference. Unless specifically provided otherwise or the context otherwise requires, when used in this Agreement:

            "Approval Letters" means collectively:

                  (a) The letter dated May 27, 1998, from James D. Fielder, Jr., Ph.D. to Thomas V. Miller and Casper R. Taylor;

                  (b) Summary dated June 1998, from Karl S. Aro to the Legislative Policy Committee; and

                  (c) The letter dated June 22, 1998, from Karl S. Aro to James T. Brady.

            "BioReliance Manufacturing Lease" means the Project Lease dated April 1, 1998, between BPG and BioReliance Manufacturing for the BioReliance Manufacturing Facility.

            "Borrower's Subsidiaries" means one or more domestic corporations that are wholly-owned by the Borrower. For the purposes of this Agreement, BioReliance Manufacturing and BioReliance Testing shall be deemed Borrower's Subsidiaries on the condition that such entities remain corporations wholly-owned by the Borrower.

            "Blackwell Facility Lease" means the Lease dated December 20,
1983 between the Local Government and the Borrower for the Blackwell Facility.

            "Borrower's Contribution" means the Borrower's provision of $32,000,000 for the Project to be expended as set forth in the Project Budget.

            "Completion Date" means December 31, 2003.

            "Condemnation" means any taking of title, of use, or of any other property interest under the exercise of the power of eminent domain, whether temporarily or permanently, by any Governmental Authority or by any person acting under Governmental Authority.

            "Default" means any default under Article V of this Agreement.

            "Eighth Employee Date" means June 30, 2005.

            "Eighth Period" means from January 1, 2005 to the Eighth Employee Date.



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            "Employees" means permanent-full-time employees (a) who are employed by the Borrower or one of the Borrower's Subsidiaries at the Life Sciences Center for at least 1800 hours per year, without a fixed term of employment (in each case including vacation and leave), (b) who receive an employer subsidized health care benefits package, (c) who receive similar other benefits as other employees of the Borrower or the Borrower's Subsidiaries, (d) who make an hourly wage of at least 150% of the federal minimum wage; (e) who receive their salaries from BioReliance Testing, as common paymaster; and (f) whose payroll records are kept by BioReliance Testing. For this purpose, any employee who has been hired to work at least 1800 hours per year, but has not worked for the Borrower or one of the Borrower's Subsidiaries for an entire calendar year, shall be deemed to meet the 1800 hour requirement if the employee has satisfied such requirement on a pro-rata basis (based upon the time actually worked for the Borrower or the Borrower's Subsidiaries for such calendar year.) "Employee" shall not include an employee of an entity acquired by the Borrower or Borrower's Subsidiaries after the date of this Agreement, if the employee's place of employment immediately prior to the acquisition was in the State.

            "Environmental Requirement" means any Law or other agreement or restriction, whether public or private (including, but not limited to, any condition or requirement imposed by any insurer or surety company), now existing or hereafter created, issued or enacted and all amendments thereto, modifications thereof and substitutions therefor, which in any way pertains to human health, safety or welfare, Hazardous Materials, Hazardous Materials Contamination or the environment (including, but not limited to, ground, air, water or noise pollution or contamination, and underground or above ground tanks) and shall include without limitation, the Resource Conservation and Recovery Act (the Solid Waste Disposal Act), 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq.; and the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.

            "Expenses" means all costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after a Default) by the Department in exercising or enforcing any rights, powers and remedies provided in this Agreement or any of the other Loan Documents, including, without limitation, attorney's fees, and court costs.

            "Facilities" means collectively, the BioReliance Manufacturing Facility, the Medical Drive Existing Facility, the Headquarters Facility and the Blackwell Facility.

            "Fifth Employee Date" means December 31, 2002.



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            "Fifth Period" means January 1, 2002 to December 31, 2002.

            "First Employee Date" means May 31, 1999.

            "Fourth Employee Date" means December 31, 2001.

            "Fourth Period" means January 1, 2001 to the Fourth Employee Date.

            "Governmental Authority" means the United States, the State, or any of their political subdivisions, agencies, departments, commissions, boards, bureaus or instrumentalities, including any local authority having jurisdiction over any aspect of the Project.

            "Hazardous Materials" means any and all hazardous or toxic substances, wastes or materials which, because of their quantity, concentration, or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard or nuisance to human health, safety or welfare or to the environment when used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled, including, without limitation, any substance, waste or material which is or contains asbestos, radon, polychlorinated biphenyls, urea formaldehyde, explosives, radioactive materials or petroleum products.

            "Hazardous Materials Contamination" means use, treatment, storage, disposal, generation of, manufacturing, transportation or handling of any Hazardous Materials in violation of any Laws, including, but not limited to any Environmental Requirements, governing the use, treatment, storage, disposal, generation of, manufacturing, transportation or handling of Hazardous Materials.

            "Headquarters" means the location of the offices of the executive officers of the Borrower, where the executive officers conduct ninety-five (95%) percent of their work for the Borrower, Borrower's Subsidiaries and other subsidiaries of the Borrower.

            "Headquarters Lease Agreement" means the Lease Agreement dated October 16, 1997 between FP and BioReliance Testing for the Headquarters Facility.

            "Laws" means federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or Governmental Authority having jurisdiction as may be in effect from time to time.

            "Leases" means collectively, the Medical Drive Existing Facility Lease, the Blackwell Facility Lease, the Headquarters Lease Agreement and the BioReliance Manufacturing Lease.


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            "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, judgment, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any liens or claims for liens for materials supplied or for labor or services performed, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

            "Life Sciences Center" means the Shady Grove Life Sciences Center in Montgomery County, Maryland

            "Loan Documents" means all documents executed and delivered in connection with the Loan and the Obligations, including this Agreement, the Note, and any other document, evidencing or securing the Loan, and any amendments or modifications thereto.

            "Local Government Grant" means the provision of a $200,000 grant from the Local Government to the Borrower for the Project to be expended generally as set forth in the Project Budget and more specifically as set forth in the grant agreement executed in connection with the Local Government Grant.

            "Local Government" means Montgomery County, Maryland, a political subdivision of the State.

            "Maturity Date" means seven years after the date of initial disbursement of the Loan proceeds.

            "Medical Drive Existing Facility Lease" means the Lease dated January 18, 1995 between Redgate III Limited Partnership and Microbiological Associates covering the Medical Drive Existing Facility.

            "MITP" means the Maryland Industrial Training Program.

            "MITP Documents" means the documents to be entered into by the Department and the Borrower in connection with the MITP Grant.

            "MITP Grant" means the $160,000 MITP grant to the Borrower for the Project.

            "Ninth Period" means from July 1, 2005 to December 31, 2005.

            "Obligations" means all duties of payment, performance and completion owed by the Borrower to the Department, under the Loan Documents and by law, including:


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                  (a)   The payment of all sums of money secured hereby
including all funds and all sums of principal, interest and premium, if any, due or to become due, now existing, and hereafter created, and past, present and future advances under this Agreement, the Note and the other Loan Documents, all money now or hereafter advanced or expended by the Department as provided for herein and the other Loan Documents, and costs, Expenses, and attorney's fees now or hereafter charged to, incurred by, or disbursed by the Department as provided in the Loan Documents or by applicable law; and

                  (b) The strict observance and performance of all of the provisions of the Loan Documents, time being of the essence, and under all other related documents and instruments evidencing or giving rise to the indebtedness of the Borrower to the Department, including the repayment of all sums advanced, to be advanced, or which may be advanced by the Department pursuant to or under authorizations contained in this Agreement, or in any other Loan Document.

            "Project Budget" means the budget for cost of completing the Project attached hereto as Exhibit A and made a part hereof.

            "Second Employee Date" means December 31, 1999.

            "Second Period" means January 1, 1999 to the Second Employee Date.

            "Sixth Employee Date" means December 31, 2003.

            "Sixth Period" means from January 1, 2003 to the Sixth Employee
Date.

            "Seventh Employee Date" means December 31, 2004.

            "Seventh Period" means from January 1, 2004 to the Seventh Employee Date.

            "State" means the State of Maryland.

            "Taxes" means all taxes, water rents, sewer rents, assessments, utility charges (whether public or private), and other governmental or municipal or public dues, charges, and levies.

            "Third Employee Date" means December 31, 2000.

            "Third Period" means January 1, 2000 to the Third Employee Date.

                                  ARTICLE II
                      TERMS OF THE LOAN AND DISBURSEMENT


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      Section 2.01.  The Loan.

      Subject to the terms and conditions of this Agreement and the Loan Documents, the Department agrees to extend the Loan to the Borrower.

      Section 2.02.  Repayment and Interest.

      All sums advanced under the Loan shall be evidenced by the Note and shall be repaid with interest in accordance with the provisions of the Note, the terms and conditions of which are incorporated herein by reference.

      Section 2.03.  Disbursements.

      (a) In General. Subject to the continued compliance by the Borrower with all of the terms and conditions of this Agreement and the Loan Documents, the continued satisfaction of all conditions precedent to the making of disbursements hereunder, and the continued non-existence of a Default or any event, circumstance, act or omission which with the giving of notice, the passage of time, or both, would constitute a Default, the Department shall advance to the Borrower the sums requested by the Borrower on a completed Request for Disbursement, the form of which is attached hereto as Exhibit B.

      (b) Disbursement. All Request for Disbursement are to be made to the Department at the address specified in Section 6.01, or at any other place that the Department designates. Requests for disbursement shall, at the option of the Department, be submitted no later than 30 business days before the date of the requested disbursement.

      (c) Disbursements to the Borrower. All disbursements shall be made directly from the Department to the Borrower pursuant to this Agreement by check. The Department shall only disburse Loan proceeds upon presentation by the Borrower of invoices, bills or other satisfactory proof of payments to reimburse the Borrower for payments made for the items described on the Project Budget.

      (d) Conditions for Disbursements. The obligation of the Department to make any disbursements of the Loan, including, without limitation, the first through final disbursements, is subject to the satisfaction of the following conditions as of the date the disbursement is made:

            (i) Receipt of Request for Disbursement. The Department shall have received a completed Request for Disbursement.


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            (ii)  Representations True.  No representation or warranty of the
Borrower contained herein shall be or have become materially incorrect or inaccurate.

            (iii) No Defaults. There shall be no breach or default or event of default under the terms of any of the Loan Documents, or any Default hereunder, and no event, circumstance, act, or omission shall exist which with the giving of notice, the passage of time, or both, would constitute an event of default under any of the Loan Documents or a Default hereunder.

            (iv) Solvency Certifications. If requested by the Department, the Department shall have received evidence satisfactory to it that no (1) petition in bankruptcy, voluntary or otherwise, (2) assignment for the benefit of creditors, (3) petition seeking reorganization or arrangement under bankruptcy laws of the United States or of any state, or (4) other action brought under the aforesaid bankruptcy laws, is pending against the Borrower or Borrower's Subsidiaries. The Department shall have the right to request such certifications at any time during the Loan term.

            (v) No Adverse Change. There shall have been no materially adverse change in the Borrower's financial condition from that reflected in the Borrower's financial statements most recently submitted to the Department prior to the closing.

            (vi) Time to Complete. There shall be sufficient time, in the opinion of the Department, to complete the Project by the Completion Date.

            (vii) Funds to Complete. In the opinion of the Department, the Borrower has sufficient funds to pay all unpaid costs of completing the Project specified in the Project Budget.

      (e) The Borrower's right to borrow hereunder shall terminate July 31, 1999.

      (f) Upon each disbursement, the Borrower shall be deemed to have issued each of the representations and warranties contained in Section 4.01 of this Agreement.

      (g) In no event shall the Department be obligated to make any advance hereunder if a Default has occurred or if the advance would cause the total principal amount of advances made and outstanding to exceed the amount of the Loan.

      Section 2.04.  Conditions Precedent to Disbursement.

      Before making the disbursement of Loan proceeds, the Department shall receive all of the items set forth on the Pre-Closing and Closing Checklist attached hereto as Exhibit D, in form and substance acceptable to the Department.

      Section 2.05.  Final Certification.


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      No later than 30 days after the Completion Date, the Borrower shall submit to the Department a certification of the total costs of the Project in the form attached hereto as Exhibit C, together with any additional information required by the Department.



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                                 ARTICLE III
                        PROJECT BUDGET AND EMPLOYMENT

      Section 3.01.     Project Budget.

      The Borrower covenants that the Project Budget sets forth current estimates of the costs for the Project. Without the prior written consent of the Department, the Borrower will make no changes to the Project Budget resulting in a reduction to the Borrower's Contribution.

      Section 3.02.     Maintenance of Employees.

      (a) Representation and Warranty-Employees. The Borrower represents and warrants that as of the date of this Agreement, the Borrower and Borrower's Subsidiaries collectively employ at least 326 Employees.

      (b)   Calculation of  Employees.

            (i) The Department's determination of the number of Employees as of the date of this Agreement, on the First Employee Date and on the Sixth Employee Date shall be based on the actual number of Employees employed as of those dates.

            (ii) After the First Employee Date, for the annual periods consisting of the Second Period, Third Period, Fourth Period, Fifth Period, Sixth Period and Seventh Period, the Department shall determine the number of Employees on average each calendar year by averaging the actual number of Employees as of June 30 and December 31 of each year.

            (iii) For the Eighth Period, the number of Employees shall be determined by the Department by averaging the number of Employees as of March 31, 2005 and the Eighth Employee Date.

            (iv) The Department's determination of whether the Borrower and Borrower's Subsidiaries have collectively employed at least 326 Employees at all times shall be determined each calendar year by averaging the actual number of Employees as of June 30 and December 31 of each year.

      Section 3.03.     Determination of Interest Rate.

      (a) During the Seventh Period, the interest rate on the Loan shall be 0% per annum if the Department has determined that on the Sixth Employee Date at least 718 Employees were employed.



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      (b)   During the Seventh Period, the interest on the Loan shall be
3.75% per annum if the Department has determined that during the Sixth Period on average at least 522 but not more than 717 Employees were employed.

      (c) During the Seventh Period, the interest rate on the Loan shall be 7.5% per annum if the Department has determined that during the Sixth Period on average at least 326 but not more than 521 Employees were employed.

      (d) During the Eighth Period, the interest rate on the Loan shall be 0% per annum if the following conditions are satisfied: (i) Department determined that on the Sixth Employee Date 718 Employees were employed; and
(ii) The Department has determined that during the Seventh Period on average at least 718 Employees were employed.

      (e) During the Eighth Period, the interest on the Loan shall be 3.75% per annum if the following conditions are satisfied:

            (i) The Department determined that during the Sixth Period, the conditions set forth in Section 3.03(a) or (b) of this Agreement were satisfied; and

            (ii) The Department has determined that during the Seventh Period on average at least 522 but not more than 717 Employees were employed.

      (f) During the Eighth Period, the interest rate on the Loan shall be 7.5% per annum if the following conditions are satisfied:

            (i) The Department has determined that the conditions set forth in Section 3.03(a), (b) or (c) of this Agreement were satisfied; and

            (ii) The Department has determined that during the Seventh Period on average at least 326 but not more than 521 Employees were employed.

      (g) During the Ninth Period, the interest rate on the Loan shall be 0% per annum if the following conditions are satisfied:

            (i) The Department has determined that on the Sixth Employee Date at least 718 Employees were employed; and

            (ii)  The Department has determined that during the Seventh
Period and the Eighth Period on average, at least 718 Employees were employed.

      (h) During the Ninth Period, the interest on the Loan shall be 3.75% per annum if the following conditions are satisfied:

            (i) The Department has determined that the conditions set forth in Section 3.03(a) or (b) and Section 3.03(d) or (e) of this Agreement were satisfied; and

            (ii) The Department has determined that during the Eighth Period on average at least 522 but not more than 717 Employees were employed.

      (i) During the Ninth Period, the interest rate on the Loan shall be 7.5% per annum if the following conditions are satisfied:

            (i) The Department has determined that the conditions set forth in Section 3.03(a), (b) or (c) and Section 3.03(d), (e) or (f) of this Agreement were satisfied; and

            (ii) The Department has determined that during the Eighth Period on average at least 326 but not more than 521 Employees were employed.

      Section 3.04.     Employee Reporting Requirement.

      (a) At or prior to closing of the Loan, the Borrower shall submit to the Department a list of the names of the Employees as of the First Employee Date. The list shall contain the social security number, the average hours worked, or expected to be worked, for the year, the hourly or annual pay rate, and a general description of available benefits for each of the listed Employees. An officer of the Borrower shall certify to the Department that: the list is true and accurate as of the date of this Agreement; the Employees are employed by the Borrower or one of the Borrower's Subsidiaries; and the Employees work in the Life Sciences Center.

      (b) On January 10 of each year beginning with January 10, 2000 and ending on January 10, 2005, for the Second Period, Third Period, Fourth Period, Fifth Period, Sixth Period and Seventh Period, the Borrower shall submit to the Department a list of the names of the Employees The list shall contain the social security number, the average hours worked for the prior year, the hourly or annual pay rate, and a general description of available benefits for each of the listed Employees. The report shall list all of the required information as of June 30 and December 31 of the applicable year.
An officer of the Borrower shall certify to the Department that: the list is true and accurate as of the applicable dates; the Employees are employed by the Borrower or one of the Borrower's Subsidiaries; and the Employees work in the Life Sciences Center.

      (c)   On or before July 10, 2005, for the Eighth Period, the Borrower
shall submit to the Department a list of the names of the Employees.   The
list shall contain the social security number, the average hours worked for the Eighth Period, the hourly or annual pay rate, and a general description of available benefits for each of the listed Employees. The report shall list all of the required information as of March 31, 2005 and June 30, 2005. An officer of the Borrower shall certify to the Department that: the list is true and accurate as of the applicable dates: the Employees are employed by the Borrower or one of the Borrower's Subsidiaries; and the Employees work in the Life Sciences Center.

      (d) Upon the request of the Department, the Borrower covenants to provide the Department with any information and reports that the Department determines, in its reasonable discretion, are needed to confirm or verify the employment information submitted by the Borrower for the Employees. The Borrower and BioReliance Testing shall permit the Department to inspect the employee records of the Borrower and the Borrower's Subsidiaries to confirm the employee information submitted by Borrower for the Employees.

      (e) The Department shall have 30 days from the date the Borrower submits the documentation required in subsection (a) through (e) to determine the interest rate charged for the remaining term of the Loan.

                                  ARTICLE IV
          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER

      Section 4.01.     Representations and Warranties.

      The Borrower represents and warrants as follows:

            (a)   Due Organization.  The Borrower:

                  (i) Is a corporation duly organized and validly existing under the laws of the State of Delaware;

                  (ii) Is in good standing and qualified to do business in the State;

                  (iii) Has the power to own its property and to carry on its business as now being conducted;

                  (iv) Is duly qualified to do business and is in good standing in the State and in each jurisdiction in which the character of properties owned by it or the transaction of its business makes such qualification necessary; and

                  (v) Has delivered a true and complete copy of its articles of incorporation and by-laws, together with all amendments, to the Department.

            (b)   Due Organization.  BioReliance Manufacturing:

                  (i) Is a corporation duly organized and validly existing under the laws of the State of Delaware;

                  (ii) Is in good standing and qualified to do business in the State;

                  (iii) Has the power to own its property and to carry on its business as now being conducted;

                  (iv) Is duly qualified to do business and is in good standing in the State and in each jurisdiction in which the character of properties owned by it or the transaction of its business makes such qualification necessary;

                  (v) Has delivered a true and complete copy of its articles of incorporation and by-laws, together with all amendments, to the Department; and

                  (vi)  Is a wholly-owned subsidiary of the Borrower.

            (c)   Due Organization.  BioReliance Testing:

                  (i) Is a corporation duly organized and validly existing under the laws of the State of Delaware;

                  (ii) Is in good standing and qualified to do business in the State;

                  (iii) Has the power to own its property and to carry on its business as now being conducted;

                  (iv) Is duly qualified to do business and is in good standing in the State and in each jurisdiction in which the character of properties owned by it or the transaction of its business makes such qualification necessary;

                  (v) Has delivered a true and complete copy of its articles of incorporation and by-laws, together with all amendments, to the Department; and

                  (vi)  Is a wholly-owned subsidiary of the Borrower.

            (d) Due Authorization. The Borrower has the full corporate power and authority to enter into this Agreement, to borrow the Loan as contemplated hereby, to execute and deliver the Note and the other Loan Documents to which it is a party, and to perform and comply with the terms, conditions, and agreements set forth herein and therein, all of which have been duly authorized by all proper and necessary corporate action of the Borrower. No consent or approval of any other person or public authority or regulatory body is required as a condition to the validity of this Agreement, the Note, or the other Loan Documents, or, if required, the same has been obtained.

\


            (e) Validity of Loan Documents. This Agreement and each of the other Loan Documents have been properly executed by the Borrower and will:

                  (i) Not violate any provision of law, any order of any court or agency of government, or any provision of the Borrower's articles of incorporation or by-laws;

                  (ii) Not violate any provision, or result in a breach, of any existing mortgage, deed of trust , indenture, contract, or agreement binding on the Borrower or affecting its property; and

                  (iii) Constitute the valid and legal binding obligations of the Borrower, and are fully enforceable against the Borrower, in accordance with their respective terms.

             (f) No Litigation. There is no controversy or litigation of any nature now pending or, to the best of the Borrower's knowledge, threatened in any court or before any governmental agency which:

                  (i) Questions the validity or enforceability of this Agreement or the other Loan Documents, or any action taken or to be taken under it;

                  (ii) Is likely to result in any material adverse change in the authorities, properties, assets, liabilities, or conditions (financial or otherwise) of the Borrower which would materially and substantially impair the Borrower's ability to perform any of the obligations imposed upon the Borrower by this Agreement or the other Loan Documents; or

                  (iii) Affects the Project or the Facilities.

            (g)   Reserved.

            (h) Loan Document Default. There is no Default on the part of the Borrower under this Agreement, the Note, or the other Loan Documents, and no event has occurred or is continuing which with notice, or the passage of time, or both, would constitute a Default under this Agreement, the Note or the other Loan Documents.

            (i) Compliance with Laws. The Borrower, BioReliance Testing and BioReliance Manufacturing have complied with all Laws.

            (j) State Drug Policy. The Borrower, BioReliance Manufacturing and BioReliance Testing are in compliance with the State's policy concerning drug and alcohol free workplaces, as set forth in COMAR 01.01.1989.18 and 21.11.08, and shall remain in compliance throughout the term of this Agreement.

             (k)  Reserved.

             (l)  Reserved.

             (m)  Reserved.

             (n) Zoning. The Borrower's or the Borrower's Subsidiaries' uses of the Facilities for the uses set forth in this Agreement will not violate any zoning or other ordinance, regulation or law, restrictive covenant or agreement of the Borrower or Borrower's Subsidiaries (either now in existence or known by the Borrower to be proposed) applicable to the Facilities or their uses, and all requirements for such uses have been satisfied.

             (o) Approval Letters. The representations, statements, and other matters in the Approval Letters were true and complete in all material respects as of the date of the Approval Letters.

             (p) Taxes. All Taxes imposed upon the Borrower and Borrower's Subsidiaries and their properties, operations, and income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, except for those Taxes being contested in good faith and by appropriate proceedings by the Borrower or Borrower's Subsidiaries.

             (q) Environmental Conditions. Hazardous Materials Contamination; Compliance With Environmental Requirements. To the best of Borrower's knowledge and belief (a) no Hazardous Materials Contamination has occurred on the Facilities or on the land on which the Facilities are located, and (b) the Facilities or on the land on which the Facilities are located have never been used as a manufacturing, storage, treatment, processing, recycling or disposal site for Hazardous Materials. The Borrower represents and warrants that the present condition and uses of, and activities on, the Facilities or on the land on which the Facilities are located do not violate any Environmental Requirement and the uses of the property which Borrower or the Borrower's Subsidiaries intend in the future to make of the Facilities comply and will comply with all applicable Environmental Requirements. To the best of Borrower's knowledge and belief, it has not received any notice, and is not aware, of any claim involving a violation of any Environment Requirement with respect to the Facilities or any operation conducted on the Facilities or on the land on which the Facilities are located. To the best of Borrower's knowledge and belief, there is no Environmental Requirement which requires any work, repair, construction, capital expenditure, or other remedial work of any nature whatsoever to be undertaken with respect to the land on which the Facilities are located or on the Facilities other than those Environmental Requirements applicable to Borrower in the ordinary course of its business.

            (r) Borrower's Financial Statements. The Borrower's March 1999 financial statements, copies of which have been furnished to the Department, were prepared in accordance with generally accepted accounting principles consistently applied and are complete and correct and fairly and accurately present the financial condition of the Borrower as of their date and the results of its operations for the period then ended. There has been no material adverse change in the financial condition of the Borrower or the results of its operations since the date of such financial statements.

            (s)   Reserved.

            (t)   The Leases.

                  (i) The Leases are in full force and effect, and true and complete copies of the Leases, together with all amendments and supplements, have been delivered to the Department.

                  (ii) There are no defaults under the terms of the Leases which are uncured beyond the applicable grace period.

                  (iii) All rents (including additional rents) and other charges due under the Leases have been paid to the extent they were due beyond any applicable grace period payable prior to the date hereof.

      Section 4.02.     Borrower's Covenants.

      The Borrower covenants as follows:

            (a)   Repayment and Performance.  The Borrower shall:

                  (i) Promptly pay the Obligations, and the principal of and the interest accruing on the Loan evidenced by the Note, at the date and place and in the manner provided in the Note; and

                  (ii) Punctually keep and perform all of the Obligations.

            (b) Use of Loan Proceeds. The Borrower will use the Loan proceeds for the Project.

            (c)   Reserved.

            (d)   Reserved.

            (e) State Drug Policy. The Borrower certifies and covenants that it will comply with the State's policy concerning drug and alcohol free workplaces, as set forth in COMAR 01.01.1989.18 and 21.11.08, for the term of this Agreement. Specifically, the Borrower shall:

                   (i) Make a good faith effort to eliminate illegal drug use and alcohol and drug abuse from its workplace during the term of this Agreement;

                   (ii) Prohibit the unlawful manufacture, distribution, dispensation, possession, or use of drugs in its workplace;

                   (iii) Prohibit its employees from working under the influence of alcohol or drugs;

                   (iv) Not hire or assign to work on an activity funded in whole or part with State funds, anyone whom either knows, or in the exercise of due diligence should know, currently abuses alcohol or drugs and is not actively engaged in a bona fide rehabilitation program;

                   (v) Promptly inform the appropriate law enforcement agency of every drug related crime that occurs in its workplace if they or their employee has observed the violation or otherwise has reliable information that a violation has occurred; and

                   (vi) Notify employees that drugs and alcohol abuse are banned in the workplace, impose sanctions on employees who abuse drugs and alcohol in the work place, and institute steps to maintain a drug and alcohol free workplace.

            (f)    Reserved.

            (g)    Insurance.

                   (i) The Borrower shall obtain and maintain, or cause to be obtained or maintained, during the term of this Agreement, except as provided below, the following insurance coverages:

                         (1)  During any period of construction on the
Project or the Facilities, builders all-risk insurance of the type customarily carried in the case of similar construction for the full replacement cost of work in place and materials stored in connection with such construction;

                         (2)  General public liability and property damage
coverage in amounts usually carried by similar operations against claims for bodily injury, death, or damage to property occurring on the Project and the Facilities;

                         (3)  "All risk" coverage in amounts necessary to
prevent the application of any co-insurance provisions up to the full replacement value of the

Facilities but in no event less than the aggregate amount of the Loan outstanding from time to time;

                         (4)  Workers' Compensation insurance for all
contractors involved in the construction of the Facilities and all employees of the Borrower and the Borrower's Subsidiaries and other subsidiaries of the Borrower employed in the State;

                         (5)  If any of the Facilities are, or are later
found to be, in an area that has been identified by the Federal Insurance Administration as having special flood hazards, and in which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, flood insurance policy satisfactory to the Department. In the event that any of the Facilities are not in an area having special flood hazards, the Borrower shall deliver to the Department on or prior to the initial disbursement of the Loan proceeds and thereafter upon request, a certificate or letter issued by its insurance company stating that such Facility or Facilities are not in such a flood hazard area; and

                         (6)  Any other insurance on the Project and the
Facilities, in amounts and against risks as is customarily maintained by similar businesses operating in the same vicinity.

                  (ii) All insurance policies shall be with responsible companies acceptable to the Department.

                  (iii) Each insurance policy shall bear an endorsement that it shall not be canceled, terminated, endorsed, or amended without thirty
(30) days written notice to the Department.

                  (iv) Upon request, the Borrower shall file with the Department a detailed list of the insurance then in effect covering the Facilities, stating the names of the insurance companies, the amounts and rates of insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within 30 days after notice from the Department, obtain any additional insurance requested by the Department.

                  (v) The Borrower shall give the Department prompt notice of any loss covered by the builders all-risk or the all-risk insurance required under this Agreement.

            (h) Zoning, Etc. Changes. Without the prior written consent of the Department, the Borrower or the Borrower's Subsidiaries will not initiate, join in, or consent to, any change in any restrictive covenant, easement, zoning ordinance, or other public or private restriction, limiting or defining the uses which may be made of the Facilities which would prohibit the Borrower or the Borrower's Subsidiaries from bio-manufacturing or maintaining the Headquarters at the Headquarters Facility.

             (i) Notification of Claims or Liens. The Borrower shall promptly notify the Department of any (i) action or claims or litigation, including tax deficiencies, for potential liability of $2,000,000 or more, which are asserted against the Borrower, (ii) default in any lien, mortgage, security interest or encumbrance on the Facilities, and (iii) foreclosure of any lien, mortgage, security interest or encumbrance on the Facilities.

             (j) Access. Any duly authorized representative of the Department shall, at all reasonable times, have access to all portions of the Project and the Facilities subject to such representative's compliance with all Laws and the Borrower's safety and confidentiality policies.

             (k) Books and Records. The Borrower shall keep and maintain any books, records, and other documents that may be required under the regulations, rules and procedures now or hereafter applicable to loans made by the Department from the Fund, and as may be reasonably necessary to reflect and disclose fully the amount and disposition of the Loan, the total cost of the activities paid for, in whole or in part, with the proceeds of the Loan, and the amount and nature of all investments related to such activities which are supplied or to be supplied by other sources. All books, records and other documents shall be maintained at the offices of Borrower for inspection, copying, audit and examination at all reasonable times by any duly authorized representative of the Department. All books, records and other documents shall be maintained until the first to occur of (i) three years after the Completion Date or (ii) the completion of an audit of the Project by the State.

             (l)   Hazardous Materials.

                   (i) The Borrower and the Borrower's Subsidiaries shall comply in all respects with all Environmental Requirements.

                   (ii) The Borrower agrees to (1) give written notice to the Department immediately upon acquiring knowledge of the presence of any Hazardous Materials Contamination, with a full description thereof and (2) comply promptly with all Environmental Requirements requiring the removal, treatment or disposal of such Hazardous Materials Contamination.

                   (iii) The Borrower hereby agrees to indemnify and hold the State and the Department harmless from and against any claim which may now or hereafter be asserted against the State and the Department as a result of the presence of any Hazardous Materials at the Project or the Facilities or Hazardous Materials Contamination, and from and against all losses, Expenses and charges whatsoever, including reasonable attorneys' fees resulting therefrom. The provisions of this Section 4.02(l) shall survive termination of this Agreement and repayment of the Loan and the Note in full.

             (m) Taxes. The Borrower will pay promptly in full and discharge before delinquency and before any penalty for non-payment attaches thereto, all Taxes and any prior liens for Taxes, except for those Taxes being contested in good faith and by appropriate proceedings by the Borrower or Borrower's Subsidiaries.

             (n)  Financial Information.  The Borrower shall furnish to the
Department:

                  (i) As soon as available, but in no event more than 120 calendar days after the close of each the Borrower's fiscal years, a copy of the Borrower's annual financial statements in reasonable detail satisfactory to the Department, prepared in accordance with generally accepted accounting principles and audited by an independent, certified public accountant, which financial statements shall include a consolidated and consolidating balance sheet as of the end of such fiscal year, and a consolidated and consolidating statement of earnings and surplus for such fiscal year; and

                  (ii) Any additional information, reports or statements as the Department may from time to time reasonably request.

             (o) Condemnation. Immediately upon obtaining knowledge of the commencement or threatened commencement of any Condemnation, the Borrower shall immediately notify the Department in writing, describing in detail the nature and extent of the proposed Condemnation.

             (p) Expenditure of Funds in Project Budget. The Borrower covenants that it will expend the Borrower's Contribution for the Project by the Completion Date as set forth in the Project Budget.

             (q) Further Assurances. At any time, and from time to time, upon request by the Department, the Borrower, at its sole expense, will make, execute and deliver or cause to be made, executed and delivered, any and all further instruments, certificates, and other documents as may, in the reasonable opinion of the Department, be necessary or desirable in order to effectuate, complete, enlarge, or to continue and preserve the Obligations, and all modifications, extensions, and other amendments of the same. Upon any failure by the Borrower so to do, the Department may make and execute any and all such instruments, certificates, and documents for and in the name of the Borrower, and at the sole expense of the Borrower, and the Borrower hereby irrevocably appoints the Department the agent and attorney-in-fact of the Borrower so to do, this appointment being coupled with an interest. The Department may, at its option, advance the expenses incurred in making and executing any and all such instruments, certificates, and documents and the Borrower shall reimburse the

Department for any sums advanced with interest at a rate equal to twelve percent (12%) per annum, and the same shall be part of the Obligations secured by this Agreement.

             (r) Indemnification. The Borrower releases the State and the Department from, agrees that the State and the Department shall not have any liability for, and agrees to protect, indemnify and save harmless the State and the Department from and against, any and all liabilities, suits, actions, claims, demands, losses, expenses and costs of every kind and nature incurred by, or asserted or imposed against, the State and the Department, as a result of or in connection with the Project and the Facilities. All money expended by the Department as a result of such liabilities, suits, actions, claims, demands, losses, Expenses or costs, together with interest at the rate provided in the Note from the date of such payment, shall constitute an additional indebtedness of the Borrower and shall be due and payable by the Borrower to the Department within 5 days of request for reimbursement or payment. Nothing contained in this Section 4.02(r) or in the Loan Documents shall be construed as a limit on the Obligations. This Section 4.02(r) shall survive the termination of this Agreement and the repayment of the Loan and the Note in full. The Department agrees to give the Borrower prompt notice of any claim to be indemnified by the Borrower under this Agreement.

            (s) Compliance With Laws. The Borrower will comply with all Laws and will cause the Borrower's Subsidiaries and other subsidiaries of the Borrower to comply with all Laws.

            (t) Good Standing of Borrower. The Borrower shall maintain its existence as a Delaware corporation and its good standing and qualification to do business in the State.

            (u) Good Standing of Borrower's Subsidiaries. The Borrower shall cause Borrower's Subsidiaries to maintain their good standing in the state of their incorporation and maintain their qualification to do business in the State.

            (v) Amendment of Lease. The Borrower, BioReliance Testing and BioReliance Manufacturing will not shorten the term of any of the Leases without the prior written consent of the Department unless the Borrower or Borrower's Subsidiaries purchases a facility it is currently leasing or moves its operations to another site within the Life Sciences Center.

            (w)   Reserved.

            (x) Project 1 Completion. The Borrower covenants that BioReliance Manufacturing's bio-manufacturing operations will commence at the BioReliance Manufacturing Facility by the Third Employee Date. No later than February 10, 2001, the Borrower covenants to provide to the Department a written certification stating that

BioReliance Manufacturing has commenced bio-manufacturing operations, which shall be accompanied by a copy of the use and occupancy permit.

            (y) Project 2 Completion and Headquarters. The Borrower covenants that Project 2 will be completed by the Second Employee Date. The Borrower covenants that the Headquarters will continuously be located at the Headquarters Facility. No later than ten (10) days after the Second Employee Date, the Borrower covenants to provide the Department a written certification that it has completed Project 2.

            (z) Project 3 Completion. The Borrower covenants to complete Project 3 by the Completion Date. No later than thirty (30) days after the Completion Date, the Borrower covenants to provide the Department a written certification that it has completed Project 3.

            (aa) Mandatory Prepayment. Notwithstanding the schedule of payments referred to in the Note, the Borrower covenants and agrees that upon the sale, transfer or conveyance of all or any portion of Borrower's interest in BioReliance Manufacturing or upon the sale, transfer or conveyance all or substantially all of the assets of BioReliance Manufacturing, which in either case is made, to any entity other than the Borrower or one of the Borrower's Subsidiaries, the Borrower shall make an immediate mandatory prepayment of all the interest then due and the principal balance of the Loan outstanding under the Note, this Agreement, or the other Loan Documents, and any Obligation.

            (bb) Mandatory Prepayment. Notwithstanding the schedule of payments referred to in the Note, the Borrower covenants and agrees that if BioReliance Manufacturing ceases to operate in the ordinary course of business as a bio-manufacturing facility at the BioReliance Manufacturing Facility or relocates a substantial portion of its bio-manufacturing from the BioReliance Manufacturing Facility to any site except one of the other Facilities or a site located within the Life Sciences Center, the Borrower shall make an immediate mandatory prepayment of all the interest then due and the principal balance of the Loan outstanding under the Note, this Agreement, or the other Loan Documents, and any Obligation.

            (cc)  Approvals.  The Borrower covenants that it will:

                  (i) obtain all approvals from and reviews by all Governmental Authorities of the Laws applicable to the Project; and

                  (ii) obtain all necessary permits for the Project.


                                  ARTICLE V
                             DEFAULT AND REMEDIES

      Section 5.01.  Defaults.

      A Default shall have occurred if:

            (a) The Borrower fails to pay the principal amount of the Loan and interest thereon according to the terms and conditions of the Note or any other payment required by this Agreement or the other Loan Documents, including all Obligations, within seven business days after the date such payment is due ; or

            (b) Any Loan proceeds are used for any purpose other than for the Project; or

            (c) Except for the obligations of the Borrower to repay the amounts due under the terms of the Note and the obligations as specified in subsection (a) above, the breaches of the covenants, conditions or agreements specified in subsections (d) and (e) below and the other Defaults enumerated under this Section 5.01, the Borrower fails to duly and promptly perform, comply with or observe any of the terms, covenants, conditions or agreements contained in this Agreement, which failure remains unremedied for 15 days, provided, however, if such failure be such that, in the sole discretion of the Department, it cannot be corrected within 15 days, it shall not be a Default hereunder if, in the sole discretion of the Department, the Borrower is taking appropriate corrective action to cure such failure and if such failure will not impair the ability of the Borrower to pay or perform the Obligations; or

            (d) Except for the obligations of the Borrower to repay the amounts due under the terms of the Note and the obligations as specified in subsection (a) above, the breaches of the covenants, conditions or agreements specified in subsection (c) above and subsection (e) below and the other Defaults enumerated under this Section 5.01, the Borrower fails to duly and promptly perform, comply with or observe any of the terms, covenants, conditions or agreements contained in Sections 3.04 and 4.02(n) of this Agreement, which failure remains unremedied for 15 days after written notice thereof shall have been given to the Borrower by the Department, provided, however, if such failure be such that, in the sole discretion of the Department, it cannot be corrected within 15 days, it shall not be a Default hereunder if, in the sole discretion of the Department, the Borrower is taking appropriate corrective action to cure such failure and if such failure will not impair the ability of the Borrower to pay or perform the Obligations; or

            (e) The Borrower fails to duly and promptly perform, comply with or observe any of the terms, covenants, conditions or agreements contained in Sections 4.02, (i), (l), (p), (r), (s), (v), (aa) and (bb) of this Agreement; or


            (f) Any representation or warranty made herein or any statement or representation made in any certificate, report or opinion (including legal opinions), financial statement or other instrument furnished in connection with this Agreement (including Requests for Disbursement submitted under Article II hereof), or any of the other Loan Documents, proves to be incorrect in any material respect; or



            (g) Without the prior written consent of the Department, any of the Leases are terminated as a result of the Borrower's or the Borrower's Subsidiaries' breach, or any of the Leases are assigned or conveyed by the Borrower, BioReliance Testing or BioReliance Manufacturing to a non-affiliate; or

            (h) The Borrower or one of the Borrower's Subsidiaries fails to comply with any requirement of any Governmental Authority within 30 days after written notice of the requirement is given to the Borrower or one of the Borrower's Subsidiaries (or such longer period of time as the Borrower or one of the Borrower's Subsidiaries has to comply with such requirement, as set forth in such notice or as may be allowed by Law, including any period of time that may be available to the Borrower to contest in good faith any asserted failure to comply); or

            (i) An event of default exists under the MITP Documents or the documents executed in connection with the Local Grant or any other mortgage, deed of trust, or other instrument encumbering all or any portion of the Facilities, and such event of default remains uncured under any applicable grace period; or

            (j) Any bond, debenture, note, or other evidence of indebtedness of the Borrower, the Borrower's Subsidiaries or the other subsidiaries of the Borrower with a principal balance in excess of $2,000,000
(i) becomes due before stated maturity, by acceleration of the maturity thereof by reason of default, (ii) becomes due by its terms and is not promptly paid or extended, or is in payment default, which payment default remains uncured beyond any applicable grace period; or

            (k) Final judgment for the payment of money in excess of $2,000,000 is rendered against the Borrower or subsidiaries of the Borrower and the judgment is not discharged or a stay of execution thereon or a supersedeas bond is not procured within thirty (30) days from the date of entry thereof, or if thereafter the judgment remains unsatisfied for a period of thirty (30) days after the termination of any such stay of execution thereon or supersedeas bond; or

            (l) Any court of competent jurisdiction makes a final order (i) adjudicating the Borrower, BioReliance Testing or BioReliance Manufacturing a bankrupt, (ii) appointing a trustee or receiver of the Project or the Facilities or substantial part of the property of the Borrower, BioReliance Testing or BioReliance Manufacturing, (iii) approving a petition for, or affecting an arrangement in, bankruptcy, a reorganization pursuant to federal bankruptcy law, or any other judicial

\


modification or alterations of the rights of the Department or of other creditors of the Borrower, BioReliance Testing or BioReliance Manufacturing,
(iv) assuming custody or sequestering any substantial part of the property of the Borrower, BioReliance Testing or BioReliance Manufacturing, or (v) attaching or garnishing any substantial part of the property of the Borrower, BioReliance Testing or BioReliance Manufacturing; or if the Borrower, BioReliance Testing or BioReliance Manufacturing (A) files such petition, or
(B) takes or consents to any other actions seeking any such judicial order, or (C) makes an assignment for the benefit of creditors, or (D) fails to pay debts generally as they become due, (E) makes an admission in writing of inability to pay debts generally as they become due; or

            (m) Either a permanent injunction or a preliminary injunction is issued which lasts for more than one hundred twenty (120) days, which prohibits the Borrower or any of the Borrower's Subsidiaries from using the BioReliance Manufacturing Facility for bio-manufacturing; or

            (n) Unless the written consent of the Department is previously obtained, which consent shall not be unreasonably withheld, the Borrower (i) sells or transfers all or substantially all of its business assets, (ii) commences any proceeding to dissolve or liquidate, (iii) changes the form of business entity through which the Borrower presently conducts its business,
(iv) transfers any interest in BioReliance Manufacturing, or (v) merges or consolidates, unless the Borrower is the surviving entity and the net worth of the Borrower immediately after the merger or consolidation is not materially less than the net worth of the Borrower immediately prior to the merger or consolidation, as determined by the Department; or

            (o)   Reserved; or

            (p) BioReliance Manufacturing sells or transfers all or substantially all of its business assets to an entity other than the Borrower or one of the Borrower's Subsidiaries; or

            (q) Unless the written consent of the Department is previously obtained, which consent shall not be unreasonably withheld, BioReliance Manufacturing (i) dissolves by operation of law or commences any proceeding to dissolve or liquidate unless the assets of BioReliance Manufacturing are transferred by operation of law or otherwise to the Borrower, (ii) changes the form of business entity through which BioReliance Manufacturing presently conducts its business, or (iii) merges or consolidates, unless BioReliance Manufacturing, Borrower or a wholly-owned subsidiary of the Borrower is the surviving entity; or

            (r) Without the Department's prior express written consent, which consent shall not be unreasonably withheld, the Borrower, is dissolved, by operation of law, or in any other manner, voluntarily or otherwise; or

            (s) The Department made a reasonable good faith determination that the prospect of payment of any of the Obligations is impaired for any reason; or

            (t) The Borrower and Borrower's Subsidiaries collectively fail to maintain at least 326 Employees at all times at the Life Sciences Center.

      Section 5.02      Remedies.

      (a)   Upon the occurrence of any Default, the Department may:

            (i) Notwithstanding the schedule of payments referred to in the Note, require immediate prepayment of the entire outstanding principal indebtedness and accrued interest under the Note and any Obligations; and

            (ii) At any time or from time to time proceed to protect and enforce all rights and remedies available to the Department under this Agreement by suit or by any other appropriate proceedings, whether for specific performance of any covenant or agreement contained in the Agreement, or damages, or other relief, or proceed to take any action authorized or permitted under applicable law or regulations; and

            (iii) Suspend or terminate the Borrower's authority to receive any undisbursed Loan proceeds at any time by notice to the Borrower. If termination occurs, the Borrower's authority to receive Loan proceeds shall terminate as of the date of the notice of termination and the Borrower shall have no right, title or interest in or to any remaining Loan proceed.

      (b) All remedies provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies available to the Department at law or in equity. The exercise of any right or remedy by the Department shall not in any way constitute a cure or waiver of any default by the Borrower, nor invalidate any act done pursuant to any notice of Default, nor prejudice the Department in the exercise of those rights.

      (c) The failure of the Department to insist upon performance of any term of this Agreement shall not be deemed to be a waiver of any term of this Agreement. No act of the Department shall be construed as an election to proceed under any one provision in this Agreement to the exclusion of any other provision.

      (d) If the Department suspends or terminates this Agreement, the rights and remedies available to the Department shall survive such suspension or termination.

                                  ARTICLE VI
                                MISCELLANEOUS

      Section 6.01.     Notices.

      (a) All amendments, notices, requests, objections, waivers, rejections, agreements, approvals, disclosures and consents of any kind made pursuant to this Agreement shall be in writing.

      (b) Any such communication shall be deemed effective for all purposes as of the date the communication is mailed, postage prepaid, by registered or certified mail, return receipt requested, to be delivered only to the office of the addressee, addressed as follows:

            (i)   Communications to the Department shall be mailed to:

                  Director, Community Financing Group
                  Department of Business and Economic Development
                  217 East Redwood Street, 22nd Floor
                  Baltimore, Maryland  21202

                  With a copy to the Counsel to the Department, on the 11th Floor at the same address.

            (ii)  Communications to Borrower shall be mailed to:

                  BioReliance Corporation
                  14920 Broschart Road
                  Rockville, Maryland  20850
                  Attention: Vice President, General Counsel

                  With a copy to:

                  Lawrence A. Shulman, Esquire
                  Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
                  11921 Rockville Pike, Suite 300
                  Rockville, Maryland 20852

      (c) The Borrower and the Department may each change their respective addresses specified in (b) above by sending written notice to the other party.

      Section 6.02.     Assignment.

      No right, benefit, or advantage inuring to the Borrower under this Agreement and no burden imposed on the Borrower hereunder may be assigned without the prior written consent of the Department.

      Section 6.03.     Successors Bound.

      This Agreement shall inure to the benefit of, and shall be binding upon each of, the parties and their respective successors and permitted assigns.

      Section 6.04.     Severability.

      The invalidity of any article, section, subsection, clause or provision of this Agreement shall not affect the validity of the remaining articles, sections, subsections, clauses or provisions hereof.

      Section 6.05.     Entire Agreement.

      This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements, representations, and negotiations between the parties hereto with respect to the Loan and the Obligations.

      Section 6.06.     Amendment of this Agreement.

      This Agreement, or any part hereof, may be amended from time to time hereafter only in writing executed by the Department and the Borrower.

      Section 6.07.     Headings; Section References.

      The headings of each Section of this Agreement are for convenience only and do not constitute a part of this Agreement. All references in this Agreement to particular sections refer to sections of this Agreement, unless otherwise noted.

      Section 6.08.     Disclaimer of Relationships.

      The Borrower acknowledges that the obligation of the Department is limited to making the Loan in the manner and on the terms set forth in this Agreement. Nothing in this Agreement, nor any act of either the Department or of the Borrower, shall be deemed or construed by either of them, or by third persons, to create any relationship of third-party beneficiary, principal and agent, limited or general partnership, or joint venture, or of any association or relationship whatsoever involving the Borrower and the Department.

      Section 6.09.     Governing Law.

      The Borrower acknowledges and agrees that the Department is a principal department of the State, that final credit decisions with respect to the making of the Loan are made in Maryland and that those credit decisions assume and require that the substantive laws of Maryland apply. As a material inducement to the Department to enter into this Agreement, the Borrower acknowledges and agrees that this Agreement and all the other Loan Documents shall be governed by the laws of the State, as if each of the Loan Documents and this Agreement had each been executed, delivered, administered and performed solely within the State, even though for the convenience and at the request of the Borrower, one or more of the Loan Documents may be executed by the Borrower elsewhere.

      Section 6.10.     Term of This Agreement.

      Except as otherwise provided in this Agreement, unless sooner terminated by the mutual consent of the Borrower and the Department, this Agreement shall continue and remain in full force and effect until the Loan and Obligations, together with interest and all other sums due and owing in connection with this Agreement, the Obligations or the Loan, have been paid in full to the satisfaction of the Department.

      Section 6.11.     Illegality.

      If fulfillment of any provision hereof or any transaction related hereto, the Note, this Agreement or any of the other Loan Documents at the time performance of such provisions shall be due shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained, other than the provisions requiring the Borrower to pay interest, principal, principal and interest, or any other of the Obligations secured by this Agreement, operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; and if such clause or provision requires the Borrower to pay interest, principal, principal and interest, or any other of the Obligations secured by this Agreement, then at the option of the Department, the entire unpaid sum under the Loan, with all unpaid interest accrued thereon, and all other unpaid Obligations secured by this Agreement shall become due and payable.

      SECTION 6.12.  WAIVER OF JURY TRIAL.

      THE BORROWER HEREBY VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT, UNDER AND IN CONNECTION WITH THE LOAN, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

      SECTION 6.13.  CONFESSION OF JUDGMENT.

      UPON A DEFAULT, THE BORROWER AUTHORIZES THE CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR IT AND ENTER JUDGMENT BY CONFESSION WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR PRIOR HEARING FOR THE OBLIGATIONS THEN OUTSTANDING, TOGETHER WITH INTEREST, COURT COSTS AND ATTORNEY'S FEES EQUAL TO 15% OF THE SUM OF THE OBLIGATIONS THEN OUTSTANDING AND INTERST THEN DUE HEREUNDER (THE "AWARDED ATTORNEYS' FEES"). NOTWITHSTANDING THE FACT THAT THE AMOUNT OF THE JUDGMENT WHICH MAY BE CONFESSED AGAINST THE BORROWER MAY INCLUDE THE AWARDED ATTORNEYS' FEES, (A) IF THE ACTUAL ATTORNEYS' FEES INCURRED BY THE DEPARTMENT ARE LESS THAN THE AWARDED ATTORNEYS' FEES AND THE OBLIGATIONS HAVE BEEN PAID, THE DEPARTMENT WILL REFUND (BUT ONLY TO THE EXTENT ACTUALLY COLLECTED UNDER SUCH CONFESSED JUDGMENT) TO THE BORROWER AN AMOUNT EQUAL TO THE DIFFERENCE BETWEEN THE AWARDED ATTORNEYS' FEES AND THE AMOUNT OF SUCH ACTUAL ATTORNEYS' FEES, OR (B) IF THE ACTUAL ATTORNEYS' FEES INCURRED BY THE DEPARTMENT EXCEED THE AWARDED ATTORNEYS' FEES, THE BORROWER WILL PAY TO THE DEPARTMENT ON DEMAND THE AMOUNT OF ANY SUCH EXCESS. THE BORROWER HEREBY WAIVES AND RELEASES, TO THE EXTENT PERMITTED BY LAW, ALL ERRORS AND ALL RIGHTS OF EXEMPTION, APPEAL, STAY OF EXECUTION, INQUISITION, AND EXTENSION UPON ANY LEVY ON REAL ESTATE OR PERSONAL PROPERTY TO WHICH THE BORROWER MAY OTHERWISE BE ENTITLED UNDER THE LAWS OF THE UNITED STATES OF

AMERICA OR OF ANY STATE OR POSSESSION OF THE UNITED STATES OF AMERICA NOW IN FORCE OR WHICH MAY HEREAFTER BE PASSED. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO. SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS THE DEPARTMENT SHALL DEEM NECESSARY OR DESIRABLE, FOR ALL OF WHICH THIS AGREEMENT SHALL BE A SUFFICIENT WARRANT.

      Section 6.14.  Counterparts.

      This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument.

                     [SIGNATURES APPEAR ON THE NEXT PAGE]

      IN WITNESS WHEREOF, the Borrower and the Department have caused this Agreement to be executed, sealed and delivered as of the day and year first above written.


WITNESS:                            DEPARTMENT OF BUSINESS AND
                                       ECONOMIC DEVELOPMENT


                              By:   /s/ David S. Iannucci                (SEAL)
------------------------            -----------------------------------
                                    David S. Iannucci
                                    Deputy Secretary


WITNESS:                            BIORELIANCE CORPORATION


                              By:   /s/ Patrick J. Spratt                 (SEAL)
------------------------            -----------------------------------
Name:                               Name:   Patrick J. Spratt
      ------------------------
Title:                              Title:  Chief Financial Officer
      ------------------------


Approved for form and legal sufficiency
this      day of            , 199   .
     ----        -----------     ---

By:
      ------------------------
      Name:
           -------------------------
      Assistant Attorney General


STATE OF MARYLAND, CITY/COUNTY OF                   , TO WIT:
                                  ------------------

      I HEREBY CERTIFY that on this ___ day of _____________, 19__, before me, a Notary Public of the State of Maryland, in and for the State and City/County aforesaid, personally appeared David S. Iannucci, who acknowledged himself to be the Deputy Secretary of Business and Economic Development of the State of Maryland, a principal department of the State of Maryland, known or satisfactorily proven to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the foregoing Agreement on behalf of the Department of Business and Economic Development for the purposes therein contained as the duly authorized Deputy Secretary of Business and Economic Development of the State of Maryland.

      AS WITNESS my hand and Notarial Seal.

                                    -----------------------------------
                                    Notary Public

My Commission expires:
                       ------------


STATE OF MARYLAND, CITY/COUNTY OF                 , TO WIT:
                                  ----------------

      I HEREBY CERTIFY that on this ___ day of _____________, 19__, before me, a Notary Public in and for the State of Maryland, personally appeared _________________, who acknowledged himself/herself to be the __________ of the BioReliance Corporation, known or satisfactorily proven to me to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the foregoing Agreement on behalf of the BioReliance Corporation as for the purposes therein contained as its duly authorized
-------------.

      AS WITNESS my hand and Notarial Seal.

                                    -----------------------------------
                                    Notary Public

My Commission expires:
                       ------------

                               PROMISSORY NOTE



$3,000,000                                                   JUNE 28, 1999
                                                             --------
(FINANCED AMOUNT)

      FOR VALUE RECEIVED, BIORELIANCE CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of the DEPARTMENT OF BUSINESS AND ECONOMIC DEVELOPMENT, a principal department of the State of Maryland (the "Department"), the principal sum of THREE MILLION DOLLARS ($3,000,000) (the "Loan"), or so much as has been disbursed to the Borrower under the terms of a Loan Agreement of even date herewith between the Borrower and the Department (the "Loan Agreement"), together with interest thereon at the rate or rates hereafter specified and any and all other sums which may be owing to the Department by the Borrower pursuant to this Promissory Note (the
"Note"). All terms used herein that are defined in the Loan Agreement have the meanings given those terms in the Loan Agreement, unless the context clearly indicates a contrary meaning. The following terms shall apply to this Note.

      1.    Interest.

            (a) For the period from the date of this Note through the Sixth Employee Date, the unpaid principal balance outstanding from time to time pursuant to this Note shall bear interest at the rate of 0% percent per annum.

            (b) The unpaid principal balance outstanding from time to time pursuant to this Note shall bear interest at the rate of 0% percent per annum during the: (i) Seventh Period, if the condition set forth in Section 3.03(a) of the Loan Agreement is satisfied; (ii) Eighth Period, if the conditions set forth in Section 3.03(d) of the Loan Agreement are satisfied; and (iii) Ninth Period, if the conditions set forth in Section 3.03(g) of the Loan Agreement are satisfied.

            (c) The unpaid principal balance outstanding from time to time pursuant to this Note shall bear interest at the rate of 3.75% percent per annum during the (i) Seventh Period, if the condition set forth in Section 3.03(b) of the Loan Agreement is satisfied; (ii) Eighth Period, if the conditions set forth in Section 3.03(e) of the Loan Agreement are satisfied; and (iii) Ninth Period, if the conditions set forth in Section 3.03(h) of the Loan Agreement are satisfied.

            (d) The unpaid principal balance outstanding from time to time pursuant to this Note shall bear interest at the rate of 7.5% percent per annum during the: (i) Seventh Period if the condition set forth in Section 3.03(c) of the Loan Agreement is satisfied (ii) Eighth Period, if the conditions set forth in Section 3.03(f) of the Loan Agreement are satisfied; and
                  (iii) Ninth Period, if the conditions set forth in Section 3.03(i) of the Loan Agreement are satisfied.

      2. Calculation of Interest. Interest shall be calculated on the basis of three hundred sixty (360) days per year based upon the actual number of days on which there exists an unpaid balance hereunder.

      3.    Repayment.

            (a) Commencing on the day which is 3 months after disbursement of the Loan proceeds under the Loan Agreement ("Disbursement"), and continuing on the same day of each succeeding third month to and including the day which is 7 years after Disbursement (the "Maturity Date"), the Borrower shall make quarterly installments each consisting of a payment of principal together with payment of the accrued interest on the outstanding principal balance under this Note in an amount as set forth in the amortization schedule to be provided to Borrower by the Department and which may be revised from time to time in accordance with the provisions of this Note based on the interest rate charged pursuant to Section 2 of this Note; and

            (b) The Borrower shall pay any remaining principal balance, accrued and unpaid interest and any other amounts outstanding under the Loan Documents on the Maturity Date, on which date this Note shall mature, and the entire unpaid principal balance and accrued and unpaid interest thereon shall be due and payable.

      4. Late Payment Charge. If any payment due hereunder is not received by the Department within 15 calendar days after its due date, the Borrower shall pay a late payment charge equal to five percent (5%) of the amount then due.

      5. Application of Payments. All payments made pursuant to this Note shall be applied first to accrued interest, then to principal, and then to late payments, charges or other sums owed to the Department, or in such other order or proportion as the Department, in the Department's sole discretion, may elect from time to time.

      6. Prepayment. The Borrower may prepay this Note in whole or in part at any time or from time to time without premium or penalty. The Department shall apply any voluntary prepayment first to late charges and fees, then to accrued interest and default interest, and then to principal in the inverse order of scheduled maturities.

      7. Place of Payment. All payments due under this Note shall be made during regular business hours, without notice, to the Department of Business and Economic Development, 217 East Redwood Street, 22nd Floor, Baltimore, Maryland 21202, Attention: Loan Administration Unit, or to any other place that the Lender may designate in writing, and shall be made in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public or private debts. Prepayments shall be sent to the Department of Business and Economic Development, 217 East Redwood Street, 22nd Floor, Baltimore, Maryland 21202, Attention: Loan Administration Unit, or to such other address as directed by the Lender.

      8. Default. The occurrence of any one or more of the following events shall constitute a default (a "Default") under the terms of this Note:

            (a) The failure of the Borrower to pay the Department when due any and all amounts payable by the Borrower to the Department under the terms of this Note or the Loan Documents within seven (7) days of the date such payment is due; or

            (b) The occurrence of a default under the terms and conditions of the Loan Agreement.

      9. Acceleration. Upon a Default, the Department, in the Department's sole and absolute discretion and without further notice or demand, may declare the entire unpaid principal balance of this Note plus accrued interest and all other sums due under this Note to be immediately due and payable and may exercise any and all rights and remedies available under any of the Loan Documents. Reference is made to the Loan Documents, for further and additional rights of the Department to declare the entire unpaid principal balance plus accrued interest and all other sums due under this Note to be immediately due and payable.

      10. Confession of Judgment. UPON A DEFAULT, THE BORROWER AUTHORIZES THE CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR IT AND ENTER JUDGMENT BY CONFESSION WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR PRIOR HEARING FOR THE PRINCIPAL BALANCE THEN OUTSTANDING UNDER THIS NOTE, TOGETHER WITH INTEREST, COURT COSTS AND AN ATTORNEY'S FEE EQUAL TO 15% OF THE SUM OF THE PRINCIPAL BALANCE THEN OUTSTANDING AND INTEREST THEN DUE HEREUNDER (THE

            "AWARDED ATTORNEYS' FEES"). NOTWITHSTANDING THE FACT THAT THE AMOUNT OF THE JUDGMENT WHICH MAY BE CONFESSED AGAINST THE BORROWER MAY INCLUDE THE AWARDED ATTORNEYS' FEES, (A) IF THE ACTUAL ATTORNEYS' FEES INCURRED BY THE DEPARTMENT ARE LESS THAN THE AWARDED ATTORNEYS' FEES AND THE OBLIGATIONS HAVE BEEN PAID, THE DEPARTMENT WILL REFUND (BUT ONLY TO THE EXTENT ACTUALLY COLLECTED UNDER SUCH CONFESSED JUDGMENT) TO THE BORROWER AN AMOUNT EQUAL TO THE DIFFERENCE BETWEEN THE AWARDED ATTORNEYS' FEES AND THE AMOUNT OF SUCH ACTUAL ATTORNEYS' FEES, OR (B) IF THE ACTUAL ATTORNEYS' FEES INCURRED BY THE DEPARTMENT EXCEED THE AWARDED ATTORNEYS' FEES, THE BORROWER WILL PAY TO THE DEPARTMENT ON DEMAND THE AMOUNT OF ANY SUCH EXCESS. THE BORROWER HEREBY WAIVES AND RELEASES, TO THE EXTENT PERMITTED BY LAW, ALL ERRORS AND ALL RIGHTS OF EXEMPTION, APPEAL, STAY OF EXECUTION, INQUISITION, AND EXTENSION UPON ANY LEVY ON REAL ESTATE OR PERSONAL PROPERTY TO WHICH THE BORROWER MAY OTHERWISE BE ENTITLED UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR OF ANY STATE OR POSSESSION OF THE UNITED STATES OF AMERICA NOW IN FORCE OR WHICH MAY HEREAFTER BE PASSED. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO. SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS THE DEPARTMENT SHALL DEEM NECESSARY OR DESIRABLE, FOR ALL OF WHICH THIS NOTE SHALL BE A SUFFICIENT WARRANT.

      11. Consent to Jurisdiction. The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Maryland over any suit, action, or proceeding arising out of, or relating to, this Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the setting of venue of any suit, action, or proceeding brought in any such court and any claim that any suit, action, or proceeding brought in any such court was brought in an inconvenient forum.

      12. Service of Process. The Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower at the address listed in Section 6.01 of the Loan Agreement and (ii) serving a copy thereof upon Vice President and General Counsel of the Borrower, the agent designated and appointed by the Borrower as the Borrower's agent for service of process. The Borrower irrevocably agrees that the service specified herein shall be deemed to be service of process upon the Borrower in any suit, action, or proceeding. Nothing in this Note shall affect the Department's right to serve process in any other manner otherwise permitted by law.

      13. Notices. Any notice, request, or demand to, or upon, the Borrower or the Department under this Note shall be deemed to have been properly given or made when delivered in accordance with Section 6.01 of the Loan Agreement.

      14. Expenses of Collection. If this Note is referred to an attorney for collection after a Default, the Borrower shall pay all costs of collection, including reasonable attorneys' fees.

      15. Subsequent Holder. The Department may pledge, transfer, or assign this Note and its rights under the Loan Documents. Any pledging, transferring or assigning of rights shall also apply to any renewals, extensions or modifications. A transferee, pledgee, or assignee shall have the same rights as the Department hereunder with respect to this Note.

      16. Waiver of Protest. The Borrower, and all parties to this Note, whether maker, endorser, or guarantor waive presentment, notice of dishonor and protest.

      17.   Choice of Law; Modifications; Cumulative Rights; Extensions of
            Maturity.

            (a) The Borrower acknowledges and agrees that the Department is a principal department of the State of Maryland, that final credit decisions with respect to the making of the Loan are made in Maryland and that those credit decisions assume and require that the substantive laws of Maryland apply. As a material inducement to the Department to enter into this Note, the Borrower acknowledges and agrees that this Note shall be governed by the laws of the State of Maryland.

            (b) No modification or amendment of this Note shall be effective unless in writing signed by the Department and the Borrower, and each modification or amendment, if any, shall apply only with respect to the specific instance involved.

            (c) No waiver of any provision of this Note shall be deemed to be made by the Department unless in writing signed by the Department. Any waiver shall apply only with respect to the specific instance involved.

            (d) By accepting partial payment of any amount due and payable under this Note, the Department shall not be deemed to waive the right either to require prompt payment when due of all other amounts due and payable under this Note or to exercise any rights and remedies available to it in order to collect all other amounts due and payable under this Note.

            (e) Each right, power and remedy of the Department hereunder or under applicable law shall be cumulative and concurrent and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Department of any or all other rights, power, or remedies.

            (f) No failure or delay by the Department to insist upon the strict performance of any one or more provisions of this Note or to exercise any right, power, or remedy consequent upon a breach thereof shall constitute a waiver thereof, or preclude the Department from exercising any such right, power or remedy.

      18. Illegality. In case any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision (or any part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.

      19. This Note is subject to the mandatory prepayment provisions set forth in the Loan Agreement.

      IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned executes this Note under seal as Borrower on the above written date.

ATTEST:                             BORROWER:

                                    BIORELIANCE CORPORATION


                              By:   /s/ Patrick J. Spratt                 (SEAL)
---------------------               ------------------------------------
Name:                               Name:   Patrick J. Spratt
       ----------------------
Title:                              Title:  Chief Financial Officer
       ----------------------

STATE OF MARYLAND, CITY/COUNTY OF                   , TO WIT:
                                  ------------------

      I HEREBY CERTIFY that on this ___ day of _____________, 1999, before me, a Notary Public in and for the State and City/County aforesaid, personally appeared _________________, who acknowledged himself/herself to be the ____________ of BioReliance Corporation, known or satisfactorily proven to me to be the person whose name is subscribed to the within instrument, and acknowledged that she/he executed the same for the purposes therein contained as its duly authorized ___________.

      AS WITNESS my hand and Notarial Seal.



                                          -----------------------------------
                                          Notary Public


My Commission expires:
                       ------------